Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-276678) and Registration Statements on Form S-8 (File Nos. 333-228900 and 333-268887) of our report, dated September 25, 2026, relating to the financial statements of SunHydrogen, Inc. as of and for the years ended June 30, 2026 and 2025, which appears in this Form 10-K, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

September 25, 2026